EXHIBIT 10.1
PERFICIENT INC.
AMENDED AND RESTATED
1999 STOCK OPTION/STOCK ISSUANCE PLAN
ARTICLE I
GENERAL PROVISIONS
1.1 Purpose of the Plan
     The 1999 Stock Option/Stock Issuance Plan was adopted on May 3, 1999 for the purpose of promoting the interests of Perficient Inc., a Delaware corporation, by providing eligible persons with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Corporation as an incentive for them to remain in the service of the Corporation. This amendment and restatement makes certain changes to incorporate various amendments made to the Plan by the Board since the Plan’s adoption, including certain amendments approved by the shareholders of the Corporation.
     Unless otherwise indicated, capitalized terms shall have the meanings assigned to such terms in the attached Appendix.
1.2 Structure of the Plan
     (a) The Plan shall be divided into three separate equity programs:
          (i) the Discretionary Option and SAR Grant Program under which eligible persons may, at the discretion of the Plan Administrator, be granted options to purchase shares of Common Stock and/or stock appreciation rights (“SARs”);
          (ii) the Stock Issuance Program under which eligible persons may, at the discretion of the Plan Administrator, be issued shares of Common Stock directly, either through the immediate purchase of such shares or as a bonus for services rendered to the Corporation (or any Parent or Subsidiary); and
          (iii) the Automatic Option Grant Program under which eligible Board members and members of the Board serving on the Compensation Committee or Audit Committee shall automatically receive options to purchase shares of Common Stock.
     (b) The provisions of Articles One and Five shall apply to all equity programs under the Plan and shall govern the interests of all persons under the Plan.
1.3 Administration of the Plan
     (a) Prior to the Section 12 Registration Date, the Discretionary Option and SAR Grant and Stock Issuance Programs shall be administered by the Board. Beginning with the Section 12 Registration Date, the following provisions shall govern the administration of the Plan:

          (i) The Board shall have the authority to administer the Discretionary Option and SAR Grant, Stock Issuance and Automatic Option Grant Programs with respect to Section 16 Insiders but may delegate such authority in whole or in part to the Primary Committee;
          (ii) Administration of the Discretionary Option and SAR Grant and Stock Issuance Programs with respect to all other persons eligible to participate in those programs may, at the Board’s discretion, be vested in the Primary Committee or a Secondary Committee, or the Board may retain the power to administer those programs with respect to all such persons; and
          (iii) To the extent the Automatic Option Grant Program is not self-executing in accordance with the terms of that program, administration of the Automatic Option Grant Program may at the Board’s discretion be vested in the Primary Committee or a Secondary Committee, or the Board may retain the power to administer the program.
     (b) Each Plan Administrator shall, within the scope of its administrative jurisdiction under the Plan, have full power and authority subject to the provisions of the Plan:
          (i) to establish such rules as it may deem appropriate for proper administration of the Plan, to make all factual determinations, to construe and interpret the provisions of the Plan and the awards thereunder and to resolve any and all ambiguities thereunder;
          (ii) to determine, with respect to awards made under the Discretionary Option and SAR Grant and Stock Issuance Programs, which eligible persons are to receive such awards, the time or times when such awards are to be made, the number of shares to be covered by each such award, the vesting schedule (if any) applicable to the award, the status of a granted option as either an Incentive Option or a Non-Statutory Option and the maximum term for which the award is to remain outstanding;
          (iii) to amend, modify or cancel any outstanding award with the consent of the holder or accelerate the vesting of such award; and
          (iv) to take such other discretionary actions as permitted pursuant to the terms of the applicable program.
     Decisions of each Plan Administrator within the scope of its administrative functions under the Plan shall be final and binding on all parties.
     (c) Members of the Primary Committee or any Secondary Committee shall serve for such period of time as the Board may determine and may be removed by the Board at any time. The Board may also at any time terminate the functions of any Secondary Committee and reassume all powers and authority previously delegated to such committee.
     (d) Service on the Primary Committee or the Secondary Committee shall constitute service as a Board member, and members of each such committee shall accordingly be entitled to full indemnification and reimbursement as Board members for their service on such committee. No member of the Primary Committee or the Secondary Committee shall be liable for any act or omission made in good faith with respect to the Plan or any options or stock issuances under the Plan.
1.4 Eligibility
     (a) The persons eligible to participate in the Discretionary Option and SAR Grant and Stock Issuance Programs are as follows:
          (i) Employees;
          (ii) non-employee members of the Board or the board of directors of any Parent or Subsidiary; and
          (iii) consultants and other independent advisors who provide services to the Corporation (or any Parent or Subsidiary).
     (b) Board members and members of the Audit Committee and/or Compensation Committee shall be eligible to participate in the Automatic Option Grant Program.
1.5 Stock Subject to the Plan
     (a) The stock issuable in the aggregate under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Corporation on the open market. The maximum number of shares of Common Stock reserved for issuance in the aggregate over the term of the Plan and upon exercise of options granted prior to the adoption of the Plan (the “Prior Options”) shall not exceed 5,346,085 shares; provided, however, that the number of shares of Common Stock reserved for issuance under the Plan shall automatically increase on the first trading day of January each calendar year, beginning in calendar year 2003, by an amount equal to eight percent (8%) of the total number of shares of Common Stock outstanding on the last trading day in December of the preceding calendar year but in no event will any such annual increase exceed 1,000,000 shares of Common Stock.
     (b) No one person participating in the Plan may receive options, SARs and direct stock issuances for more than 600,000 shares of Common Stock in the aggregate in any calendar year.
     However, should the exercise price of an option under the Plan or a Prior Option be paid with shares of Common Stock or should shares of Common Stock otherwise issuable under the Plan or upon exercise of a Prior Option be withheld by the Corporation in satisfaction of the withholding taxes incurred in connection with the exercise of an option or the vesting of a stock issuance under the Plan, then the number of shares of Common Stock available for issuance under the Plan shall be reduced by the gross number of shares for which the option is exercised or which vest under the stock issuance, and not by the net number of shares of Common Stock issued to the holder of such option or stock issuance. Shares of Common Stock underlying one or more SARs exercised under the Plan shall not be available for subsequent issuance.
     (c) Shares of Common Stock subject to outstanding options under the Plan and the Prior Options shall be available for subsequent issuance under the Plan to the extent those options expire, terminate or are cancelled for any reason prior to exercise in full. Unvested shares issued under the Plan and subsequently repurchased by the Corporation, at the original exercise or issue price paid per share, pursuant to the Corporation’s repurchase rights, if any, under the Plan shall be added back to the number of shares of Common Stock reserved for issuance under the Plan and shall accordingly be available for reissuance through one or more subsequent options or direct stock issuances under the Plan.
     (d) If any change is made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration, appropriate adjustments shall be made to (i) the maximum number and/or class of securities issuable under the Plan, (ii) the number and/or class of securities for which any one person may be granted options, SARs and direct stock issuances under this Plan per calendar year, (iii) the number and/or class of securities for which grants are subsequently to be made under the Automatic Option Grant Program to new and continuing eligible Board members and (iv) the number and/or class of securities and the exercise price per share in effect under each outstanding option under the Plan. Such adjustments to the outstanding options are to be effected in a manner which shall preclude the enlargement or dilution of rights and benefits under such options. The adjustments determined by the Plan Administrator shall be final, binding and conclusive. In no event shall any such adjustments be made in connection with the conversion of one or more outstanding shares of the Corporation’s preferred stock into shares of Common Stock.

ARTICLE II
DISCRETIONARY OPTION AND SAR GRANT PROGRAM
2.1 Option Terms
     Each option shall be evidenced by one or more documents in the form approved by the Plan Administrator; provided, however, that each such document shall comply with the terms specified below. Each document evidencing an Incentive Option shall, in addition, be subject to the provisions of the Plan applicable to such options.
     (a) Exercise Price
          (i) The exercise price per share shall be fixed by the Plan Administrator at the time of the option grant.
          (ii) The exercise price shall become immediately due upon exercise of the option and shall, subject to the provisions of Section 5.2 of Article V and the documents evidencing the option, be payable in cash or check made payable to the Corporation. Should the Common Stock be registered under Section 12 of the 1934 Act at the time the option is exercised, then the exercise price may also be paid as follows:
          (A) shares of Common Stock held for the requisite period necessary to avoid a charge to the Corporation’s earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date; or
          (B) to the extent the option is exercised for vested shares, through a special sale and remittance procedure pursuant to which the Optionee shall concurrently provide irrevocable instructions to (1) a Corporation-approved brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable Federal, state and local income and employment taxes required to be withheld by the Corporation by reason of such exercise and (2) the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale.
     Except to the extent such sale and remittance procedure is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.
     (b) Exercise and Term of Options. Each option shall be exercisable at such time or times, during such period and for such number of shares as shall be determined by the Plan Administrator and set forth in the documents evidencing the option. However, no option shall have a term in excess of ten (10) years measured from the option grant date.
     (c) Cessation of Service
          (i) The following provisions shall govern the exercise of any options outstanding at the time of the Optionee’s cessation of Service or death:

          (A) Any option outstanding at the time of the Optionee’s cessation of Service for any reason shall remain exercisable for such period of time thereafter as shall be determined by the Plan Administrator and set forth in the documents evidencing the option, but no such option shall be exercisable after the expiration of the option term;
          (B) Any option exercisable in whole or in part by the Optionee at the time of death may be subsequently exercised by his or her Beneficiary;
          (C) During the applicable post-Service exercise period, the option may not be exercised in the aggregate for more than the number of vested shares for which the option is exercisable on the date of the Optionee’s cessation of Service. Upon the expiration of the applicable exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any vested shares for which the option has not been exercised. However, the option shall, immediately upon the Optionee’s cessation of Service, terminate and cease to be outstanding to the extent the option is not otherwise at that time exercisable for vested shares;
          (D) Should the Optionee’s Service be terminated for Misconduct or should the Optionee engage in Misconduct while his or her options are outstanding, then all such options shall terminate immediately and cease to be outstanding.
          (ii) The Plan Administrator shall have complete discretion, exercisable either at the time an option is granted or at any time while the option remains outstanding:
          (A) to extend the period of time for which the option is to remain exercisable following the Optionee’s cessation of Service to such period of time as the Plan Administrator shall deem appropriate, but in no event beyond the expiration of the option term; and/or
          (B) to permit the option to be exercised, during the applicable post-Service exercise period, for one or more additional installments in which the Optionee would have vested had the Optionee continued in Service.
     (d) Stockholder Rights. The holder of an option shall have no stockholder rights with respect to the shares subject to the option until such person shall have exercised the option, paid the exercise price and become a holder of record of the purchased shares.
     (e) Repurchase Rights. The Plan Administrator shall have the discretion to grant options which are exercisable for unvested shares of Common Stock. Should the Optionee cease Service while holding such unvested shares, the Corporation shall have the right to repurchase, at the exercise price paid per share, any or all of those unvested shares. The terms upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Plan Administrator and set forth in the document evidencing such repurchase right.
     (f) Limited Transferability of Options. During the lifetime of the Optionee, Incentive Options shall be exercisable only by the Optionee and shall not be assignable or transferable other than by will or by the laws of descent and distribution following the

Optionee’s death. Non-Statutory Options shall be subject to the same restrictions, except that a Non-Statutory Option may, to the extent permitted by the Plan Administrator, be assigned in whole or in part during the Optionee’s lifetime (i) as a gift to one or more members of the Optionee’s immediate family, to a trust in which Optionee and/or one or more such family members hold more than fifty percent (50%) of the beneficial interest or to an entity in which more than fifty percent (50%) of the voting interests are owned by one or more such family members, or (ii) pursuant to a domestic relations order. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate.
2.2 Incentive Options
     The terms specified below shall be applicable to all Incentive Options. Except as modified by the provisions of this Section 2.2, all the provisions of Articles I, II and V shall be applicable to Incentive Options. Options which are specifically designated as Non-Statutory Options when issued under the Plan shall not be subject to the terms of this Section 2.2.
     (a) Eligibility. Incentive Options may only be granted to Employees.
     (b) Exercise Price. The exercise price per share shall not be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the option grant date.
     (c) Dollar Limitation. The aggregate Fair Market Value of the shares of Common Stock (determined as of the respective date or dates of grant) for which one or more options granted to any Employee under the Plan (or any other option plan of the Corporation or any Parent or Subsidiary) may for the first time become exercisable as Incentive Options during any one calendar year shall not exceed the sum of one hundred thousand dollars ($100,000). To the extent the Employee holds two (2) or more such options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such options as Incentive Options shall be applied on the basis of the order in which such options are granted.
     (d) 10% Stockholder. If any Employee to whom an Incentive Option is granted is a 10% Stockholder, then the exercise price per share shall not be less than one hundred ten percent (110%) of the Fair Market Value per share of Common Stock on the option grant date, and the option term shall not exceed five (5) years measured from the option grant date.
2.3 Stock Appreciation Rights
     The Plan Administrator may, subject to such conditions as it may determine, grant stock appreciation rights (“SARs”) to selected persons eligible to participate in the Discretionary Option and SAR Grant Program. Each SAR shall be evidenced by one or more documents in the form approved by the Plan Administrator; provided, however, that each such document shall comply with the terms specified below. Except as modified by the provisions of this Section 2.3, all the provisions of Articles I, II and V shall be applicable to SARs.
     (a) Rights Related to SARs Granted with Option. A SAR granted in connection with an option shall entitle the Optionee to elect between the exercise of the underlying option for shares of Common Stock and the surrender of that option in exchange for a distribution from the Corporation in an amount equal to the excess of (i) the Option Surrender Value of the number of fully-vested shares for which the option is surrendered over (ii) the aggregate exercise price payable for such shares. The distribution may be made in shares of Common Stock valued at Fair Market Value on the option surrender date, in cash, or partly in shares and partly in cash, as the Plan Administrator shall in its sole discretion deem appropriate.
     (b) Rights Related to SARs Granted Without Option. A SAR granted independent of an option shall be exercisable as determined by the Plan Administrator and set forth in the document evidencing the grant, which shall comply with the following provisions:
          (i) Each grant shall state the time or periods in which the right to exercise the SAR or a portion thereof shall vest and the number of shares of Common Stock for which the right to exercise the SAR shall vest at each such time or period.
          (ii) Each grant shall state the date at which the SAR shall expire if not previously exercised.
          (iii) Each grant shall entitle a Participant, upon exercise thereof, to receive payment of an amount determined by multiplying:
          (A) the difference obtained by subtracting the Fair Market Value of a share of Common Stock on the date of grant of the SAR from the Fair Market Value of a share of Common Stock on the date of exercise of that SAR, by
          (B) the number of shares as to which the SAR has been exercised.
          (c) SAR Terms. The Plan Administrator shall determine at the date of grant or thereafter, the time or times at which and the circumstances under which an SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the method of exercise, method of settlement, form of consideration payable in settlement (including, but not limited to, cash or Common Stock), method by or forms in which Common Stock will be delivered or deemed to be delivered to Participants, whether or not an SAR shall be in tandem or in combination with any other award, and any other terms and conditions of any SAR. SARs may be either freestanding or in tandem with other awards.
2.4 Change in Control
     (a) Subject to the terms of an employment or similar agreement, the Board may at any time (i) provide that an option or SAR outstanding at the time of a Change in Control, but not otherwise fully-vested, shall automatically accelerate so that such option or SAR shall vest and become exercisable in full immediately prior to the effective date of the Change in Control, and/or (ii) provide that such option or SAR shall be assumed or otherwise continued in full force and effect by the successor corporation (or parent thereof) pursuant to the terms of the Change in Control.
     (b) Subject to the terms of an employment or similar agreement, the Plan Administrator may at any time (i) provide that the Corporation’s repurchase rights shall terminate, and the shares of Common Stock subject to such terminated repurchase rights shall immediately vest in full, or (ii) provide that the Corporation’s repurchase rights be assigned to the successor corporation (or parent thereof) or otherwise continue in full force and effect pursuant to the terms of the Change in Control.
     (c) Immediately following the consummation of the Change in Control, all outstanding options and SARs shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof) or otherwise expressly continued in full force and effect pursuant to the terms of the Change in Control.
     (d) Each option or SAR which is assumed in connection with a Change in Control shall be appropriately adjusted, immediately after such Change in Control, to apply to the number and class of securities to which the option or SAR would have applied had the option or SAR been exercised immediately prior to such Change in Control. Appropriate adjustments to reflect such Change in Control shall also be made to (i) the exercise price payable per share under each outstanding option or SAR, provided the aggregate exercise price payable for such securities shall remain the same, (ii) the maximum number and/or class of securities available for issuance over the remaining term of the Plan and (iii) the maximum number and/or class of securities for which any one person may be granted options, SARs and direct stock issuances under the Plan per calendar year.
     (e) The Plan Administrator may at any time provide that one or more options or SARs will automatically accelerate upon an Involuntary Termination of the Optionee’s or Participant’s Service within a designated period (not to exceed eighteen (18) months) following the effective date of any Change in Control in which those options or SARs do not otherwise accelerate. Any options so accelerated shall remain exercisable for fully-vested shares until the earlier of (i) the expiration of the option term, and (ii) the expiration of the one (l)-year period measured from the effective date of the Involuntary Termination. In addition, the Plan Administrator may at any time provide that one or more of the Corporation’s repurchase rights shall immediately terminate upon such Involuntary Termination.
     (f) The portion of any Incentive Option accelerated in connection with a Change in Control shall remain exercisable as an Incentive Option only to the extent the applicable one hundred thousand dollar ($100,000) limitation is not exceeded. To the extent such dollar limitation is exceeded, the accelerated portion of such option shall be exercisable as a Non-Statutory Option under the Federal tax laws.

ARTICLE III
STOCK ISSUANCE PROGRAM
3.1 Stock Issuance Terms
     Shares of Common Stock may be issued under the Stock Issuance program through direct and immediate issuances without any intervening options. Shares of Common Stock may also be issued under the Stock Issuance Program pursuant to share right awards which entitle the recipients to receive those shares upon the attainment of designated performance goals or Service requirements. Each such award shall be evidenced by one or more documents which shall comply with the terms specified below.
     (a) Purchase Price
          (i) The purchase price per share of Common Stock subject to direct issuance shall be fixed by the Plan Administrator.
          (ii) Subject to the provisions of Section 5.2 of Article V, Shares of Common Stock may be issued under the Stock Issuance Program for any of the following items of consideration which the Plan Administrator may deem appropriate in each individual instance:
          (A) cash or check made payable to the Corporation, or
          (B) past services rendered to the Corporation (or any Parent or Subsidiary).
     (b) Vesting/Issuance Provisions
          (i) The Plan Administrator may issue shares of Common Stock which are fully and immediately vested upon issuance or which are to vest in one or more installments over the Participant’s period of Service or upon attainment of specified performance objectives. Alternatively, the Plan Administrator may issue share right awards which shall entitle the recipient to receive a specified number of vested shares of Common Stock upon the attainment of one or more performance goals or Service requirements established by the Plan Administrator.
          (ii) Any new, substituted or additional securities or other property (including money paid other than as a regular cash dividend) which the Participant may have the right to receive with respect to his or her unvested shares of Common Stock by reason of any stock dividend, stock split, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration shall be issued subject to (A) the same vesting requirements applicable to the Participant’s unvested shares of Common Stock and (B) such escrow arrangements as the Plan Administrator shall deem appropriate.
          (iii) The Participant shall have full stockholder rights with respect to the issued shares of Common Stock, whether or not the Participant’s interest in those shares is vested. Accordingly, the Participant shall have the right to vote such shares and to receive any regular cash dividends paid on such shares.

          (iv) Should the Participant cease to remain in Service while holding one or more unvested shares of Common Stock, or should the performance objectives not be attained with respect to one or more such unvested shares of Common Stock, then those shares shall be immediately surrendered to the Corporation for cancellation, and the Participant shall have no further stockholder rights with respect to those shares. To the extent the surrendered shares were previously issued to the Participant for consideration paid in cash or cash equivalent (including the Participant’s purchase-money indebtedness), the Corporation shall repay to the Participant the cash consideration paid for the surrendered shares and shall cancel the unpaid principal balance of any outstanding purchase-money note of the Participant attributable to the surrendered shares.
          (v) The Plan Administrator may waive the surrender and cancellation of one or more unvested shares of Common Stock (or other assets attributable thereto) which would otherwise occur upon the cessation of the Participant’s Service or the non-attainment of the performance objectives applicable to those shares. Such waiver shall result in the immediate vesting of the Participant’s interest in the shares of Common Stock as to which the waiver applies. Such waiver may be effected at any time, whether before or after the Participant’s cessation of Service or the attainment or non-attainment of the applicable performance objectives.
          (vi) Outstanding share right awards shall automatically terminate, and no shares of Common Stock shall actually be issued in satisfaction of those awards, if the performance goals or Service requirements established for such awards are not attained. The Plan Administrator, however, shall have the authority to issue shares of Common Stock in satisfaction of one or more outstanding share right awards as to which the designated performance goals or Service requirements are not attained.
3.2 Change in Control
     (a) Subject to the terms of an employment or similar agreement, the Plan Administrator may at any time provide that in the event of a Change in Control (i) the Corporation’s outstanding repurchase rights shall terminate automatically, and all the shares of Common Stock subject to those terminated rights shall immediately vest in full or (ii) the Corporation’s outstanding repurchase rights shall be assigned to the successor corporation (or parent thereof) or otherwise continue in full force and effect pursuant to the terms of the Change in Control.
     (b) The Plan Administrator may at any time provide for the automatic termination of one or more outstanding repurchase rights and the immediate vesting of the shares of Common Stock subject to those terminated repurchase rights in the event of the Involuntary Termination of the Participant’s Service within a designated period (not to exceed eighteen (18) months) following the effective date of any Change in Control in which those repurchase rights are assigned to the successor corporation (or parent thereof) or otherwise continue in full force and effect.
3.3 Share Escrow/Legends

     Unvested shares may, in the Plan Administrator’s discretion, be held in escrow by the Corporation until the Participant’s interest in such shares vests or may be issued directly to the Participant with restrictive legends on the certificates evidencing those unvested shares.

ARTICLE IV
AUTOMATIC OPTION GRANT PROGRAM
4.1 Option Terms
     (a) Grant Dates. Options shall be made on the dates specified below:
          (i) Each individual who is first elected or appointed as a Board member shall automatically be granted, on the date of such initial election or appointment, a Non-Statutory Option to purchase 15,000 shares of Common Stock which shall vest and become exercisable with respect to the shares of Common Stock subject to the option in three equal annual installments beginning on the first anniversary of the date of grant;
          (ii) On the date of each Annual Stockholders Meeting, each individual who is to continue to serve as a non-employee Board member, whether or not that individual is standing for re-election to the Board, shall automatically be granted a fully vested Non-Statutory Option to purchase 5,000 shares of Common Stock;
          (iii) Notwithstanding the foregoing, on the date of each Annual Stockholders Meeting, the chairman of the Audit Committee shall automatically be granted a fully vested Non-Statutory Option to purchase 5,000 shares of Common Stock; and
          (iv) Notwithstanding the foregoing, on the date of each Annual Stockholders Meeting, each Board member serving on a committee of the Board shall automatically be granted a fully vested Non-Statutory Option to purchase 5,000 shares of Common Stock.
     (b) Exercise Price
          (i) The exercise price per share shall be equal to one hundred percent (100%) of the Fair Market Value per share of Common Stock on the option grant date.
          (ii) The exercise price shall be payable in one or more of the alternative forms authorized under the Discretionary Option and SAR Grant Program. Except to the extent the sale and remittance procedure specified thereunder is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.
     (c) Option Term. Each option shall have a term of ten (10) years measured from the option grant date.
     (d) Exercise of Options. Each option shall be exercisable for the option shares as, if and when such shares become vested shares.
     (e) Cessation of Board Service. The following provisions shall govern the exercise of any options outstanding at the time of the Optionee’s cessation of Board Service:
          (i) Any vested option outstanding at the time of the Optionee’s cessation of Board service for any reason shall remain exercisable for a twelve (12)-month period following the date of such cessation of Board service, but in no event shall such option be exercisable after the expiration of the option term.
          (ii) Any vested option exercisable in whole or in part by the Optionee at the time of death may be subsequently exercised by his or her Beneficiary.
          (iii) Any unvested options will terminate and be null and void upon the Optionee’s cessation of Board Service.
          (iv) Upon the expiration of the applicable exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any vested shares for which the option has not been exercised.
4.2 Remaining Terms
     The remaining terms of each option granted under the Automatic Option Grant Program shall be the same as the terms in effect for Non-Statutory Options granted under the Discretionary Option and SAR Grant Program.

ARTICLE V
MISCELLANEOUS
5.1 No Impairment of Authority
     Outstanding awards shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.
5.2 First Refusal Right
     Until the Section 12 Registration Date, the Corporation shall have the right of first refusal with respect to any proposed disposition by the Optionee or the Participant (or any successor in interest) of any shares of Common Stock issued under the Plan. Such right of first refusal shall be exercisable in accordance with the terms established by the Plan Administrator and set forth in the document evidencing such right.
5.3 Financing
     The Plan Administrator may permit any Optionee or Participant to pay the option exercise price under the Discretionary Option and SAR Grant Program or the purchase price of shares issued under the Stock Issuance Program by delivering a full-recourse, interest bearing promissory note payable in one or more installments. The terms of any such promissory note (including the interest rate and the terms of repayment) shall be established by the Plan Administrator in its sole discretion. In no event may the maximum credit available to the Optionee or Participant exceed the sum of (a) the aggregate option exercise price or purchase price payable for the purchased shares plus (b) any Federal, state and local income and employment tax liability incurred by the Optionee or the Participant in connection with the option exercise or share purchase.
5.4 Tax Withholding
     (a) The Corporation’s obligation to deliver shares of Common Stock upon the exercise of options or the issuance or vesting of such shares under the Plan shall be subject to the satisfaction of all applicable Federal, state and local income and employment tax withholding requirements.
     (b) The Plan Administrator may, in its discretion, provide any or all holders of Non-Statutory Options or unvested shares of Common Stock under the Plan with the right to use shares of Common Stock in satisfaction of all or part of the Withholding Taxes incurred by such holders in connection with the exercise of their options or the vesting of their shares. Such right may be provided to any such holder in either or both of the following formats:
STOCK WITHHOLDING: The election to have the Corporation withhold, from the shares of Common Stock otherwise issuable upon the exercise of such Non-Statutory Option or the vesting of such shares, a portion of those shares with an aggregate Fair Market Value equal to the percentage of the Withholding Taxes (not to exceed one hundred percent (100%)) designated by the holder.
STOCK DELIVERY: The election to deliver to the Corporation, at the time the Non-Statutory Option is exercised or the shares vest, one or more shares of Common Stock previously acquired by such holder (other than in connection with the option exercise or share vesting triggering the Withholding Taxes) with an aggregate Fair Market Value equal to the percentage of the Taxes (not to exceed one hundred percent (100%)) designated by the holder.
5.5 Effective Date and Term of the Plan
     (a) The Plan became effective with respect to the Discretionary Option and SAR Grant and Stock Issuance Programs immediately upon the Plan Effective Date. The Automatic Option Grant Program shall become effective on the Underwriting Date. Options may be granted under the Discretionary Option and SAR Grant at any time on or after the Plan Effective Date. However, no options granted under the Plan may be exercised, and no shares shall be issued under the Plan, until the Plan is approved by the Corporation’s stockholders. If such stockholder approval is not obtained within twelve (12) months after the Plan Effective Date, then all options previously granted under this Plan shall terminate and cease to be outstanding, and no further options shall be granted and no shares shall be issued under the Plan.
     (b) The Plan shall terminate upon the earliest of (i) May 2, 2009, (ii) the date on which all shares available for issuance under the Plan shall have been issued as fully-vested shares or (iii) the termination of all outstanding options in connection with a Change in Control. Upon such plan termination, all outstanding options and unvested stock issuances shall thereafter continue to have force and effect in accordance with the provisions of the documents evidencing such grants or issuances.
5.6 Amendment of the Plan
     (a) The Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects. However, no such amendment or modification shall adversely affect the rights and obligations with respect to stock options or unvested stock issuances at the time outstanding under the Plan unless the Optionee or the Participant consents to such amendment or modification. In addition, certain amendments may require stockholder approval pursuant to applicable laws or regulations.
     (b) Options to purchase shares of Common Stock may be granted under the Discretionary Option and SAR Grant Program and shares of Common Stock may be issued under the Stock Issuance Program that are in each instance in excess of the number of shares then available for issuance under the Plan, provided any excess shares actually issued under those programs shall be held in escrow until there is obtained stockholder approval of an amendment sufficiently increasing the number of shares of Common Stock available for issuance under the Plan. If such stockholder approval is not obtained within twelve (12) months after the date the first such excess issuances are made, then (i) any unexercised options granted on the basis of such excess shares shall terminate and cease to be outstanding, and (ii) the Corporation shall promptly refund to the Optionees and the Participants the exercise or purchase price paid for any excess shares issued under the Plan and held in escrow, together with interest (at the applicable Short Term Federal Rate) for the period the shares were held in escrow, and such shares shall thereupon be automatically cancelled and cease to be outstanding.

5.7 Use of Proceeds
     Any cash proceeds received by the Corporation from the sale of shares of Common Stock under the Plan shall be used for general corporate purposes.
5.8 Regulatory Approvals
     (a) The implementation of the Plan, the granting of any stock option under the Plan and the issuance of any shares of Common Stock (i) upon the exercise of any granted option or (ii) under the Stock Issuance Program shall be subject to the Corporation’s procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the stock options granted under it and the shares of Common Stock issued pursuant to it.
     (b) No shares of Common Stock or other assets shall be issued or delivered under the Plan unless and until there shall have been compliance with all applicable requirements of Federal and state securities laws, including the filing and effectiveness of the Form S-8 registration statement for the shares of Common Stock issuable under the Plan, and all applicable listing requirements of any stock exchange (or the Nasdaq National Market, if applicable) on which Common Stock is then listed for trading.
5.9 No Employment/Service Rights
     Nothing in the Plan shall confer upon the Optionee or the Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining such person) or of the Optionee or the Participant, which rights are hereby expressly reserved by each, to terminate such person’s Service at any time for any reason, with or without cause.

EXHIBIT 10.1
APPENDIX
     The following definitions shall be in effect under the Plan:
     A. Audit Committee shall mean the Audit Committee of the Board.
     B. Automatic Option Grant Program shall mean the automatic option grant program in effect under the Plan.
     C. Beneficiary shall mean, in the event the Plan Administrator implements a beneficiary designation procedure, the person designated by an Optionee or Participant, pursuant to such procedure, to succeed to such person’s rights under any outstanding awards held by him or her at the time of death. In the absence of such designation or procedure, the Beneficiary shall be the personal representative of the estate of the Optionee or Participant or the person or persons to whom the award is transferred by will or the laws of descent and distribution.
     D. Board shall mean the Corporation’s Board of Directors.
     E. Change in Control shall mean a change in ownership or control of the Corporation effected through any of the following transactions:
          (i) a merger, consolidation or reorganization approved by the Corporation’s stockholders, unless securities representing more than fifty percent (50%) of the total combined voting power of the voting securities of the successor corporation are immediately thereafter beneficially owned, directly or indirectly and in substantially the same proportion, by the persons who beneficially owned the Corporation’s outstanding voting securities immediately prior to such transaction,
          (ii) any stockholder-approved transfer or other disposition of all or substantially all of the Corporation’s assets, or
          (iii) the acquisition, directly or indirectly by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation), of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities pursuant to a tender or exchange offer made directly to the Corporation’s stockholders which the Board recommend such stockholders to accept.
     F. Code shall mean the Internal Revenue Code of 1986, as amended.
     G. Common Stock shall mean the Corporation’s common stock.
     H. Corporation shall mean Perficient Inc., a Delaware corporation, and its successors.
     I. Discretionary Option and SAR Grant Program shall mean the Discretionary Option and SAR Grant program in effect under the Plan.

     J. Employee shall mean an individual who is in the employ of the Corporation (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.
     K. Exercise Date shall mean the date on which the Corporation shall have received written notice of the option exercise.
     L. Fair Market Value per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:
          (i) If the Common Stock is at the time traded on the Nasdaq National Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as such price is reported on the Nasdaq National Market or any successor system. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists;
          (ii) If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists; and
          (iii) If shares of Common Stock are not traded on the Nasdaq National Market as provided in subparagraph (i) or listed or admitted to unlisted trading privileges as provided in subparagraph (ii) as of the date of determining the Fair Market Value, then the value determined in good faith by the Plan Administrator which determination shall be conclusive for all purposes.
     M. Incentive Option shall mean an option which satisfies the requirements of section 422 of the Code.
     N. Involuntary Termination shall mean the termination of the Service of any individual which occurs by reason of:
          (i) such individual’s involuntary dismissal or discharge by the Corporation for reasons other than Misconduct, or
          (ii) such individual’s voluntary resignation following (A) a change in his or her position with the Corporation or Parent or Subsidiary employing the individual which materially reduces his or her duties and responsibilities or the level of management to which he or she reports, (B) a reduction in his or her level of compensation (including base salary, fringe benefits and target bonus under any performance based bonus or incentive programs) by more than fifteen percent (15%) or (C) a relocation of such individual’s place of employment by more than fifty (50) miles, provided and only if such change, reduction or relocation is effected by the Corporation without the individual’s consent.

     O. Misconduct shall mean the commission of any act of fraud, embezzlement or dishonesty by the Optionee or Participant, any unauthorized use or disclosure by such person of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary), or any intentional wrongdoing by such person, whether by omission or commission, which adversely affects the business or affairs of the Corporation (or any Parent or Subsidiary) in a material manner. This shall not limit the grounds for the dismissal or discharge of any person in the Service of the Corporation (or any Parent or Subsidiary).
     P. 1934 Act shall mean the Securities Exchange Act of 1934, as amended.
     Q. Non-Statutory Option shall mean an option not intended to satisfy the requirements of section 422 of the Code.
     R. Option Surrender Value shall mean the Fair Market Value per share of Common Stock on the date the option is surrendered to the Corporation.
     S. Optionee shall mean any person to whom an option is granted under the Discretionary Option and SAR Grant or Automatic Option Grant Program.
     T. Parent shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
     U. Participant shall mean any person who is granted an SAR under the Discretionary Option and SAR Grant Program or issued shares of Common Stock under the Stock Issuance Program.
     V. Permanent Disability or Permanent Disabled shall mean the inability of the Optionee or the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more. However, solely for purposes of the Automatic Option Grant Program, Permanent Disability or Permanently Disabled shall mean the inability of the Board member to perform his or her usual duties as a Board member by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more.
     W. Plan shall mean the Corporation’s 1999 Stock Incentive Plan, amended and restated generally effective as of ___, as set forth in this document.
     X. Plan Administrator shall mean the particular entity, whether the Primary Committee, the Board or the Secondary Committee, which is authorized to administer the Discretionary Option and SAR Grant and Stock Issuance Programs with respect to one or more classes of eligible persons, to the extent such entity is carrying out its administrative functions under those programs with respect to the persons under its jurisdiction. However, the Primary Committee shall have the plenary authority to make all factual determinations and to construe and interpret any and all ambiguities under the Plan to the extent such authority is not otherwise expressly delegated to any other Plan Administrator.
     Y. Plan Effective Date shall mean May 3, 1999, the date on which the Plan was adopted by the Board. This amendment and restatement is effective as of ___except to the extent the Board has adopted an amendment to the Plan by resolution and/or stockholder approval, if applicable, in which case such amendment is effective as of the date declared by the Board upon passage of the applicable resolutions.
     Z. Primary Committee shall mean the committee of two (2) or more non-employee Board members appointed by the Board to administer the Discretionary Option and SAR Grant Stock Issuance, and Automatic Option Grant Programs with respect to Section 16 Insiders.
     AA. Secondary Committee shall mean a committee of one (1) or more Board members appointed by the Board to administer the Discretionary Option and SAR Grant, Stock Issuance, and Automatic Option Grant Programs with respect to eligible persons other than Section 16 Insiders.
     BB. Section 12 Registration Date shall mean the date on which the Common Stock is first registered under Section 12 of the 1934 Act.
     CC. Section 16 Insider shall mean an officer or director of the Corporation subject to the short-swing profit liabilities of Section 16 of the 1934 Act.
     DD. Service shall mean the performance of services for the Corporation (or any Parent or Subsidiary) by a person in the capacity of an Employee, a member of the board of directors or a consultant or independent advisor, except to the extent otherwise specifically provided in the documents evidencing the award.
     EE. Stock Exchange shall mean either the American Stock Exchange or the New York Stock Exchange.
     FF. Stock Issuance Program shall mean the stock issuance program in effect under the Plan.
     GG. Subsidiary shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
     HH. 10% Stockholder shall mean the owner of stock (as determined under section 424(d) of the Code) possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation (or any Parent or Subsidiary).
     II. Underwriting Agreement shall mean the agreement between the Corporation and the underwriter or underwriters managing the initial public offering of the Common Stock.

     JJ. Underwriting Date shall mean the date on which the Underwriting Agreement is executed and priced in connection with an initial public offering of the Common Stock.
     KK. Withholding Taxes shall mean the Federal, state and local income and employment withholding tax liabilities to which the holder of Non-Statutory Options or unvested shares of Common Stock may become subject in connection with the exercise of those options or the vesting of those shares.